Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-159332, 033-88962, 333-207180 and 333-214945) of Comstock Resources, Inc. and subsidiaries and the related Prospectuses of the reference of our firm and to the reserve estimates as of December 31, 2016 and our report thereon in the Annual Report on Form 10-K for the year ended December 31, 2016 of Comstock Resources, Inc. and subsidiaries, filed with the Securities and Exchange Commission.

/s/ LEE KEELING AND ASSOCIATES, INC.

Tulsa, Oklahoma

February 24, 2017